EXHIBIT 99.1

Contact:
Stellar Pharmaceuticals Inc.	Arnold Tenney, Chairman
Peter Riehl, President & CEO	(416) 587-3200
(800) 639-0643
(519) 434-1540

Stellar Pharmaceuticals Announces Profitability

for 2007 Fourth Quarter

LONDON, ONTARIO--(MARKET WIRE)—March 28, 2008 -- Stellar Pharmaceuticals Inc. (TSX VENTURE:SLX.V) (OTCBB:SLXCF.OB) ("Stellar" or "the Company"), a Canadian pharmaceutical developer and marketer of high quality, cost-effective products for select health care markets, today announced financial results for the three and twelve months ended December 31, 2007. This is the second consecutive quarter that the Company has recorded a profit from its operations. Amounts shown in this press release are in Canadian dollars, rounded to the nearest one hundred dollars and are the result of the use of U.S. generally accepted accounting principles.

Results for the Three and Twelve Month Periods Ending December 31, 2007

For the three month period ended December 31, 2007 total income from all sources increased by 30.5% to $701,200 compared to $537,100 for the same period in 2006, when adjusted for the one time licensing fee received from Watson Pharma, in December 2006 of $2,539,900.  Total income from all sources for the twelve month period ended December 31, 2007 increased by 30.8% to $2,460,300 compared to $1,880,700 for the same period in 2006, when adjusted for the 2006 Watson Pharma licensing fee. With this same adjustment, gross profit for the quarter increased 36.6% to $554,100 compared to $405,600 for the same period in 2006 and for the twelve month period ended December 31, 2007 gross profit was up 32.7% to $1,821,600 compared to the same period for 2006 of $1,373,200.

The Company showed a profit for the quarter of $67,200, which was the second quarter in row to be profitable.  Although the Company showed a loss for the twelve month period of $147,400 this figure includes non-cash expenses of $184,500.

NeoVisc sales in Canada grew by 10.1% for the quarter and 10.0% for the twelve month period ending December 31, 2007 over the comparable periods for 2006. While international sales for NeoVisc were up 153.8% for the quarter and 106.0% for the twelve month period compared to the same periods in 2006. Uracyst sales in Canada grew by 4.5% for the quarter and 15.8% for the twelve month period compared to the same periods in 2006.

As previously announced, Stellar’s United States licensee, Watson Pharma is in the process of conducting a Canadian-based, placebo controlled, pilot clinical study in interstitial cystitis patients, which is expected to end in early 2008. The results of this study will be utilized in designing the pivotal Phase III safety and efficacy trial, slated to commence in 2008, the data from which will be submitted to the FDA in support of marketing approval.

Stellar also recently announced that it had received its first NeoVisc order from its licensee for Eastern Europe, Torrex Chiesi. Their territory is quite large, covering a number of countries, including Austria, Czech Republic, Slovakia, Croatia, Serbia, Montenegro, Macedonia, Bosnia, Herzegovina, Poland, Hungary, Russia and the Commonwealth of Independent States with a population base of over 370 million.

Stellar’s partner in Romania, Bio-Technic Romania SRL was very successful in growing NeoVisc sales in 2007 and the Company expects them to show substantial growth in the coming year. The Romanian market has a population of just over 21 million and Bio-Technic has been very successful with NeoVisc®.

The Company is currently negotiating with potential partners for Uracyst and NeoVisc in a number of key markets, which it expects to result in additional licensing agreements for 2008.

Peter Riehl, Stellar’s President & CEO commented, “We are pleased to see the Company profitable from organic growth, for the second quarter in a row as we continue to strengthen Stellar’s move towards profitability. As stated before, Stellar has no debt on its balance sheet and over $3 million in cash and cash equivalents, which puts the Company in an excellent position to accelerate future market growth domestically and internationally. Both NeoVisc and Uracyst continue to gain traction in all markets which is exciting given the number of new markets they will be introduced to in the next twelve months.” Mr. Riehl added, “Stellar’s global licensing strategy is now starting to show returns and the Company expects future royalty and licensing revenue to become a growing percentage of total revenues.”

About Stellar Pharmaceuticals Inc.

Stellar has developed and is marketing direct in Canada, and in countries around the world through out-license agreements, three products based on its core polysaccharide technology: NeoVisc®, for the treatment of osteoarthritis; and Uracyst® and the Uracyst® Test Kit, its patented technology for the diagnosis and treatment of interstitial cystitis (IC), an inflammatory disease of the urinary bladder wall. Stellar also has an in-licensing agreement for NMP22® BladderChek®, a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

STELLAR PHARMACEUTICALS INC.

BALANCE SHEETS

(Expressed in Canadian dollars)

December 31

ASSETS		2007	2006
CURRENT
Cash and cash equivalents (Note 3)		$3,211,126	$3,515,193
Accounts receivable, net of allowance $nil (2006 - $nil)		272,341	199,704
Inventories (Note 4)		305,040	274,597
Taxes recoverable		164,714	-
Prepaids, deposits and sundry receivables (Note 5)		44,066	55,407
		3,997,287	4,044,901
PROPERTY, PLANT AND EQUIPMENT (Note 6)		822,692	853,818
OTHER ASSETS (Note 7)		55,430	49,691
LOAN RECEIVABLE (Note 8)		14,822	-
		$4,890,231	$4,948,410
LIABILITIES
CURRENT
Accounts payable		$214,442	$226,026
Accrued liabilities		192,364	135,198
Deferred revenues		10,573	1,500
		417,379	362,724
CONTINGENCIES AND COMMITMENTS (Note 15)

SHAREHOLDERS’ EQUITY
CAPITAL STOCK
AUTHORIZED
Unlimited	Non-voting, convertible redeemable and retractable
	preferred shares with no par value
Unlimited	Common shares with no par value

ISSUED (Note 9)
23,822,540	Common shares (2006 – 23,819,040)	8,303,054	8,299,554
	Paid-in capital options - outstanding	123,002	513,990
	- expired	623,417	201,322
		9,049,473	9,014,866
DEFICIT		(4,576,621)	(4,429,180)
		4,472,852	4,585,686
		$4,890,231	$4,948,410

STELLAR PHARMACEUTICALS INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

 (Expressed in Canadian dollars)

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Number of		Paid in Capital
	Common	Common	Options	Options
	Shares	Shares	Outstanding	Expired	Deficit
	#	$	$	$	$
BALANCE,
January 1, 2006	23,470,190	8,100,253	545,025	98,913	(5,684,405)
Shares issued for services	2,500	2,275	-	-	-
Options issued to consultants	-	-	34,534	-	-
Options exercised	346,350	197,026	(40,863)	-	-
Options issued to employees	-	-	77,703	-	-
Employees options expired	-	-	(6,561)	6,561	-
Consultants options expired	-	-	(95,848)	95,848	-
Net income for the year	-	-	-	-	1,255,225
BALANCE,
December 31, 2006	23,819,040	8,299,554	513,990	201,322	(4,429,180)
Shares issued for services	3,500	3,500	-	-	-
Options issued to employees	-	-	31,107	-	-
Employees options expired	-	-	(253,419)	253,419	-
Consultants options expired	-	-	(168,676)	168,676	-
Net loss for the year	-	-	-	-	(147,441)
BALANCE,
December 31, 2007	23,822,540	8,303,054	123,002	623,417	(4,576,621)

STELLAR PHARMACEUTICALS INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Expressed in Canadian dollars)

FOR THE YEARS ENDED DECEMBER 31

	2007	2006
PRODUCT SALES (Note 10)	$1,664,595	$1,427,264
COST OF PRODUCTS SOLD (excluding amortization of $93,634 (2006- $107,537 and other items shown below fo $20,145 (2006 - $30,496)	405,512	419,652
MARGIN ON PRODUCTS SOLD	1,259,083	1,007,612
ROYALTIES & LICENSING REVENUE (Note 10)	582,670	2,950,433
WRITE-DOWN OF OBSOLETE INVENTORY	(20,145)	(7,291)
OTHER PRODUCT COST (Note 11)	-	(29,205)
GROSS PROFIT	1,821,608	3,921,549
EXPENSES
Selling, general and administrative (Note 16)	2,090,517	2,332,452
Research and development (Note 2 (l))	(55,268)	217,607
Amortization	146,847	159,117
	2,182,096	2,709,176
INCOME (LOSS) FROM OPERATIONS	(360,488)	1,212,373
INTEREST AND OTHER INCOME (Note 15(b))	213,047	42,852
NET INCOME (LOSS) BEFORE INCOME TAXES	(147,441)	1,255,225
INCOME TAXES (Note 12)	-	-
NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$(147,441)	$1,255,225
EARNINGS (LOSS) PER SHARE (Note 13) - Basic	$(0.01)	$0.05
- Diluted	$-	$0.05
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - Basic	23,821,562	23,575,479
- Diluted	23,821,562	23,634,070

STELLAR PHARMACEUTICALS INC.

STATEMENTS OF CASH FLOWS

(Expressed in Canadian dollars)

FOR THE YEARS ENDED DECEMBER 31

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(147,441)	$1,255,225
Items not affecting cash
Amortization	146,847	159,117
Unrealized foreign exchange (gain) loss	849	-
Issuance of equity instruments for services rendered	34,607	114,512
Change in non-cash operating assets and liabilities (Note 14)	(202,643)	(222,139)
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	(167,781)	1,306,715
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(114,369)	(51,581)
Increase in other assets	(7,095)	(4,859)
Loan receivable	(14,822)	-
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	(136,286)	(56,440)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	-	156,163
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	-	156,163
EFFECT OF EXCHANGE RATES ON CASH HELD IN FOREIGN CURRENCY	(16,575)	91
CHANGE IN CASH AND CASH EQUIVALENTS	(287,492)	1,406,347
CASH AND CASH EQUIVALENTS, beginning of year	3,515,193	2,108,755
CASH AND CASH EQUIVALENTS, end of year	$3,211,126	$3,515,193